Exhibit 10.1

DIRECTOR COMPENSATION PROGRAM UNDER THE

INTERMEC, INC. 2008 OMNIBUS INCENTIVE PLAN

(Amended and Restated as of June 14, 2012)

The following provisions set forth the terms of the compensation program (the “Program”) for nonemployee directors of Intermec, Inc. (the “Company”) under the Intermec, Inc. 2008 Omnibus Incentive Plan (the “Plan”), as it may be amended from time to time. The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

1.	Eligibility

Each director of the Company elected or appointed to the Board who is not otherwise an officer or employee of the Company or a Related Company (a “Director”) shall be eligible to receive the Awards set forth in the Program.

2.	Option Grants (Grants Prior to 2012)

(a)	Timing and Number of Shares Subject to Option Grants

(i) Annual Option Grants. Immediately after the 2008 Annual Meeting of Stockholders and at each Annual Meeting of Stockholders thereafter, each Director shall automatically be granted a Nonqualified Stock Option to purchase shares of Common Stock with a Black-Scholes value of $80,000, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (each, an “Annual Option Grant”).

(ii) Initial Option Grants. Any person who becomes a Director at any time of the year other than the date of the Annual Meeting of Stockholders shall automatically be granted a Nonqualified Stock Option to purchase shares of Common Stock for a pro rata portion of the value of the most recent preceding Annual Option Grant, based on the time remaining in the one-year period following the date of the previous Annual Meeting of Stockholders, such grant to be effective on the date he or she becomes a Director (an “Initial Option Grant”).

(iii) Makeup Option Grants. Immediately after the 2008 Annual Meeting of Stockholders, each Director shall automatically be granted a Nonqualified Stock Option to purchase shares of Common Stock for a pro rata portion of the value of the Annual Option Grant made on the same date, based on the time between January 1, 2008 and the date of the 2008 Annual Meeting of Stockholders (each, a “Makeup Option Grant”).

(b)	Exercise Price of Options.

Annual Option Grants, Initial Option Grants and Makeup Option Grants shall have a per share exercise price equal to the Fair Market Value of the Common Stock on the Grant Date of the Option.

(c)	Option Vesting and Exercisability

Options granted at the Annual Meeting of Stockholders shall vest and become exercisable in four equal installments (subject to adjustment for fractional shares) on the first business day of each fiscal quarter of the Company, beginning on the Grant Date. Options granted on a day other than the date of the Annual Meeting of Stockholders shall vest and become exercisable in equal installments (subject to adjustment for fractional shares) on the Grant Date and the first business day of each fiscal quarter of the Company, if any, that occurs up to, and including, the first quarter of the year in which the next Annual Meeting of Stockholders occurs. Notwithstanding the forgoing, Makeup Option Grants made pursuant to Section 1(a)(iii) shall vest and become exercisable in three installments (subject to adjustment for fractional shares) on the first business day of each fiscal quarter of the Company, beginning on the Grant Date. The first installment will be equal to one half of the Makeup Option Grant; the second and third installments will be equal to one quarter of the Makeup Option Grant.

(d)	Term of Options

Each Option shall expire seven years from the Grant Date thereof, but shall be subject to earlier termination as follows:

(i) In the event that a Director ceases to be a Director of the Company for any reason other than the death of the Director, the unvested portion of any Option granted to the Director shall terminate immediately, and the vested portion of the option may be exercised by the Director only within three years after the date he or she ceases to be a Director of the Company or prior to the date on which the Option expires by its terms, whichever is earlier.

(ii) In the event of the death of a Director, the unvested portion of any Option granted to the Director shall become fully vested and exercisable, and the option may be exercised only within three years after the date of death of the Director or prior to the date on which the Option expires by its terms, whichever is earlier, by the personal representative of the Director’s estate, the person(s) to whom the Director’s rights under the option have passed by will or the applicable laws of descent and distribution, or any beneficiary designated pursuant to Section 13 of the Plan.

(e)	Exercise of Options

Options shall be exercised by giving the required notice to the Company (or a brokerage firm designated or approved by the Company), stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be, to the extent permitted by applicable laws and regulations, in whole or in part, (a) in cash or check; (b) by having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; (d) by tendering (either actually or by attestation) shares of Common Stock owned by the Director that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; (e) if and so long as the Common Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

(f)	No Options will be granted under the Program after 2011.

3.	Restricted Deferred Stock Unit Grants (Grants Prior to 2012)

(a)	Timing and Number of Restricted Deferred Stock Units

(i) Annual Restricted Deferred Stock Unit Grants. Immediately after the 2008 Annual Meeting of Stockholders, and at each Annual Meeting of Stockholders thereafter, each Director shall automatically be granted restricted deferred stock units with a value of $80,000, based on the Fair Market Value of the Common Stock on the Grant Date, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (each, an “Annual Restricted Deferred Stock Unit Grant”); provided, that any person who becomes a Director at any time of the year other than the date of the Annual Meeting of Stockholders shall receive a pro rata portion of the value of the most recent preceding Annual Restricted Deferred Stock Unit Grant, based on the time remaining in the one-year period following the date of the previous Annual Meeting of Stockholders, such grant to be effective on the date he or she becomes a Director.

(ii) Makeup Restricted Deferred Stock Unit Grant. Immediately after the 2008 Annual Meeting of Stockholders, each Director shall automatically receive a pro rata portion of the value of the Annual Restricted Deferred Stock Unit Grant made on the same date, based on the time between January 1, 2008 and the date of the 2008 Annual Meeting of Stockholders.

(b)	Mandatory Deferrals of Restricted Deferred Stock Units

All restricted deferred stock unit grants that Directors are entitled to receive under the Program shall automatically be deferred into and shall be subject to the terms and conditions of the Company’s Director Deferred Compensation Plan or any similar successor plan thereto (the “Deferred Compensation Plan”).

(c)	Vesting of Restricted Deferred Stock Units

All restricted deferred stock unit awards granted under the Program shall be fully vested as of the date of the next Annual Meeting of Stockholders following the Grant Date, assuming the Director’s continued service on the Board during such period. In the event of a Director’s termination of service prior to the vesting of restricted deferred stock units, such units shall automatically be forfeited to the Company.

(d)	No restricted deferred stock unit awards will be granted under the Program after 2011.

4.	Restricted Stock Unit Grants (Grants After 2011)

(a)	Timing and Number of Restricted Stock Units

Immediately after the 2012 Annual Meeting of Stockholders, and at each Annual Meeting of Stockholders thereafter, each Director shall automatically be granted restricted stock units (“RSUs”) with a value of $100,000 (“RSU Value”), based on the Fair Market Value of the Common Stock on the Grant Date, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (each, an “Annual RSU Award”); provided, that any person who becomes a Director at any time of the year other than the date of the Annual Meeting of Stockholders shall automatically be granted RSUs equal to a pro rata portion of the RSU Value, based on the time remaining in the one-year period following the date of the previous Annual Meeting of Stockholders, such grant to be effective on the date he or she becomes a Director and based on the Fair Market Value of the Common Stock on the Grant Date, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (a “Mid-Term RSU Award”).

(b)	Voluntary Deferrals of Restricted Stock Units

All shares of Common Stock under RSU Awards that Directors are entitled to receive under the Program may be deferred into and shall be subject to the terms and conditions of the Deferred Compensation Plan, provided that the deferral election requirements of the Deferred Compensation Plan are met.

(c)	Vesting of Restricted Stock Units

RSU Awards granted under the Program shall vest as follows:

(i) Annual RSU Awards shall vest in four equal installments (subject to adjustment for fractional shares as set forth below), with 25% of such Annual RSU Awards vesting on the first day of the calendar quarter that begins after the Annual Meeting of Stockholders occurs at which the Annual RSU Awards were granted and an additional 25% vesting on the first day of each of the three calendar quarters thereafter.

(ii) A Mid-Term RSU Award granted to a Director who commences service on the Board on or after January 1 of a calendar year but before the Annual Meeting of Stockholders for such calendar year will fully vest on the date of the Annual Meeting of Stockholders for such year.

(iii) A Mid-Term RSU Award granted to a Director who commences service on the Board after the Annual Meeting of Stockholders for a calendar year but before the end of the calendar year in which such Annual Meeting of Stockholders occurs will vest proportionately in accordance with the number of vesting dates remaining, as set forth in (i) above.

(iv) In all cases, a Director’s continued service on the Board is required through each vesting date; provided, that unvested RSU Awards shall become fully vested in the event of a Director’s Termination of Service by reason of death or a Change of Control. In the event a Director ceases service on the Board prior to the vesting of his or her RSU Awards, such unvested RSU Awards shall automatically be forfeited to the Company. Vesting shall occur with respect to whole shares of Common Stock only, with any fractional shares carried forward to the final vesting date for a particular RSU Award.

(d)	Form and Timing of Payment of Restricted Stock Units

(i) Subject to the terms of a deferral election made by a Director pursuant to Paragraph 4(b) hereof, upon full vesting of an Annual RSU Award or a Mid-Term RSU Award granted pursuant to Paragraph 4(c)(iii) above, such vested RSU Award shall be settled in shares of Common Stock upon the earlier to occur of the following (each, a “Settlement Date”): (A) the one-year anniversary of the Grant Date of the RSU Award (or with respect to a Mid-Term RSU Award granted pursuant to Paragraph 4(c)(iii), the one-year anniversary of the Grant Date of the most recently granted Annual RSU Awards) (provided that if such Settlement Date is not a business date, the Settlement Date shall be the immediately preceding business date) and (B) a Change of Control, provided such Change of Control also constitutes a “change in control” event within the meaning of Section 409A. Issuance of such shares shall occur within 30 days of the Settlement Date.

In the event a Change of Control is not a “change in control” event within the meaning of Section 409A, RSU Awards that are outstanding immediately prior to the effective date of such Change of Control shall remain an outstanding obligation of the Company or the Successor Company, as the case may be, and will be converted into a contractual right to receive a cash payment (a “Cash Payment Right”) in an amount equal to the Fair Market Value of the shares of Common Stock subject to the RSU Awards on the effective date of the Change of Control. After such conversion, no interest or dividend equivalents will be accrued, credited or paid with respect to a Cash Payment Right. The Cash Payment Right will be paid in accordance with the same schedule set forth in this Paragraph 4(d)(i) hereof, as applicable, with respect to RSU Awards.

(ii) Subject to the terms of a deferral election made by a Director pursuant to Paragraph 4(b) hereof, upon full vesting of a Mid-Term RSU Award granted pursuant to Paragraph 4(c)(ii) above, such vested RSU Award shall be settled in shares of Common Stock on the vesting date for such Mid-Term RSU Award, or if earlier, upon the Director’s Termination of Service by reason of death or a Change of Control. Issuance of such shares shall occur within 30 days thereof.

5.	Terms and Conditions of Payment of Fees

(a)	Retainer Fees

There shall automatically be granted each year to each Director retainer fees of $40,000. In addition, a non-executive Director serving as Chairman of the Board shall be paid an additional retainer of $150,000 for the twelve month period ending June 30, 2008 and $120,000 for the twelve month period thereafter ending June 30, 2009. During each of the foregoing periods, this additional retainer payable to the Chairman of the Board shall automatically be deferred into a stock account under the Deferred Compensation Plan. After June 30, 2009, a non-executive Director serving as Chairman of the Board shall be paid an additional annual retainer of $80,000. In addition, the Chairs of the Audit and Compliance Committee, Compensation Committee and Governance and Nominating Committee shall each be paid an additional annual retainer of $15,000, $10,000 and $10,000, respectively; provided that, during the period July 1, 2007 through June 30, 2009, the Chairman of the Board, when also acting in the capacity of the Chair of the Governance and Nominating Committee, shall not receive any additional retainer. For the avoidance of doubt, after June 30, 2009, the Chairman of the Board, when also acting in the capacity of the Chair of the Governance and Nominating Committee, shall also be eligible to receive the additional retainer for his or her service as Chair of such Committee.

(b)	Meeting Fees

Each Director shall automatically receive an attendance fee of $2,000 for his or her attendance at the following meetings:

(i) each physical or telephonic meeting of a committee of the Board of which that Director is a member;

(ii) each physical or telephonic meeting of the Board; and

(iii) each special meeting, physical or telephonic, of a committee of the Board of which that Director is not a member, if his or her attendance is required for the business of such meeting.

(c)	Payment of Fees

Except as otherwise set forth above, all retainer fees and meeting fees shall be paid in cash quarterly, after the end of the quarter in which earned. Notwithstanding the foregoing and except as otherwise set forth above, Directors may elect to receive any retainer fees and meeting fees in shares of Common Stock in accordance with Section 4(d) below or may defer retainer fees and meeting fees into cash or stock accounts under the Deferred Compensation Plan.

(d)	Share Election and Issuance of Shares

(i) Share Election. A Director may make a share election (“Share Election”) to receive in the form of Common Stock all of his or her retainer fees or meeting fees earned in each calendar year that are otherwise payable in cash. The shares of Common Stock (and cash in lieu of fractional shares) issuable pursuant to a Share Election shall be issued quarterly in accordance with Section 4(d)(ii). The Share Election must be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year preceding the calendar year in which the applicable retainer fees or meeting fees are to be earned; provided, however, that any Director who commences service on the Board on or subsequent to January 1 of a calendar year may make a Share Election during the 30-day period immediately following the commencement of his or her directorship. A Share Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years, unless revoked in writing or modified by a subsequent Share Election with respect to future calendar years. Such subsequent Share Election must be made on or prior to December 31 of the calendar year preceding the calendar year in which such revocation shall take effect and in accordance with the provisions hereof.

(ii) Issuance of Shares. Shares of Common Stock issuable to a Director pursuant to this Section 4 shall be issued to such Director on the first business day following the end of each calendar quarter. The total number of shares of Common Stock to be issued shall be determined by dividing (x) the dollar amount of the Director’s retainer fees and meeting fees for the preceding calendar quarter to which a Share Election applies by (y) the Fair Market Value of the Common Stock on the date such retainer fees or meeting fees would otherwise have been paid in cash. In no event shall the Company be required to issue fractional shares. In the event that a fractional share of Common Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based on the Fair Market Value of such fractional share on the last business day of the preceding calendar quarter.

(e)	Retainer Fees and Meeting Fees for Non-Standing Committees.

Notwithstanding any other provision in the Program to the contrary, the Board may fix, by resolution, the retainer fee and meeting fee of any committee of the Board or subcommittee of a committee of the Board, other than the Audit and Compliance Committee, the Compensation Committee and the Governance and Nominating Committee (collectively, the “Standing Committees”); provided, however, that the retainer fee for the Chairman of such committee or subcommittee shall not exceed $5,000 per year and the meeting fees payable to the members of such committee or subcommittee shall not exceed $2,000 per individual meeting attended or, in the case of a retainer for meeting attendance in lieu of individual meeting fees, $4,000 per quarter. Any retainer fees or meeting fees (including a retainer paid in lieu of individual meeting fees) shall be subject to the provisions of subsections (c) and (d) of this section 5. Nothing in this subsection (e) shall require the Board to authorize compensation for any committee or subcommittee other than the Standing Committees.

6.	Change of Control

Upon a Change of Control, (a) all Options outstanding as of the date of such Change of Control, and which are not then exercisable and vested, shall immediately become fully exercisable and vested; (b) the restrictions applicable to any restricted deferred stock unit shall lapse, and such restricted deferred stock unit grants shall become free of all restrictions and become fully vested and transferable; and (c) fees earned in respect of the calendar quarter in which the Change of Control occurs shall be paid in cash as soon as practicable. Upon a Change of Control, RSU Awards shall be treated as set forth in Paragraphs 4(c) and 4(d) of the Program.

7.	Amendment

The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Director, impair or diminish any rights of a Director or any rights of the Company under an Award.

Provisions of the Plan (including any amendments) not discussed above, to the extent applicable to Directors, shall continue to govern the terms and conditions of Awards granted to Directors.

ADDENDA TO THE DIRECTOR COMPENSATION PROGRAM UNDER THE

INTERMEC, INC. 2008 OMNIBUS INCENTIVE PLAN

AMENDMENT NO. 1

The Director Compensation Program under the Intermec, Inc. 2008 Omnibus Incentive Plan (the “Program”) is hereby amended by adding the following addendum:

Notwithstanding any other provision in the Program to the contrary, all retainer and meeting fees payable pursuant to the Program for services performed during the twelve-month period ending December 31, 2009 shall be reduced by ten percent.

In all other respects, the Program is hereby ratified and confirmed. The effective date of this amendment is January 1, 2009.

AMENDMENT NO. 2

The Director Compensation Program under the Intermec, Inc. 2008 Omnibus Incentive Plan (the “Program”) is hereby amended by adding the following addendum:

Notwithstanding any other provision in the Program to the contrary, the value of the Annual Option Grants made at the May 27, 2009 Annual Meeting of Stockholders in accordance with Section 2(a)(i) of the Program shall be $60,000, and the value of the Annual Restricted Deferred Stock Unit Grants made at the May 27, 2009 Annual Meeting of Stockholders in accordance with Section 3(a)(i) of the Program shall be $60,000.

In all other respects, the Program is hereby ratified and confirmed. The effective date of this amendment is May 26, 2009.

AMENDMENT NO. 3

The terms of AMENDMENT NO. 3, which was adopted July 16, 2009, are reflected in the restated document.

AMENDMENT NO. 4

The Director Compensation Program under the Intermec, Inc. 2008 Omnibus Incentive Plan (the “Program”) is hereby amended by adding the following addendum:

Notwithstanding any other provision in the Program to the contrary, the value of the Annual Option Grants made at the May 26, 2010 Annual Meeting of Stockholders in accordance with Section 2(a)(i) of the Program shall be $20,000.

In all other respects, the Program is hereby ratified and confirmed. The effective date of this amendment is May 26, 2010.

AMENDMENT NO. 5

The terms of AMENDMENT NO. 5, which was adopted January 19, 2012, are reflected in the restated document.

AMENDMENT NO. 6

The terms of AMENDMENT NO. 6, which was adopted June 14, 2012, are reflected in the restated document.